EXHIBIT 23.4

LEE KEELING AND ASSOCIATES, INC.

PETROLEUM CONSULTANTS

TULSA OFFICE First Place Tower 15 East Fifth Street • Suite 3500 Tulsa, Oklahoma 74103-4350 (918) 587-5521 • Fax: (918) 587-2881	HOUSTON OFFICE Kellog Brown and Root Tower 601 Jefferson Ave. • Suite 3790 Houston, Texas 77002-7912 (713) 651-8006 • Fax: (281) 754-4934

CONSENT OF LEE KEELING AND ASSOCIATES, INC.

As independent oil and gas consultants, Lee Keeling and Associates, Inc. hereby consents to the incorporation by reference in the Registration Statement on Form S-4 of Chesapeake Energy Corporation to be filed on or about July 14, 2009 of all references to our firm’s name and audit of portions of Chesapeake Energy Corporation’s proved natural gas and oil reserves estimates as of December 31, 2008, as described in our letter to Chesapeake Energy Corporation dated February 6, 2009, included in or made a part of the Chesapeake Energy Corporation Annual Report on Form 10-K filed on March 2, 2009 and incorporated by reference in Registration Statement No. 333-155755. We also consent to the reference to us under the heading “Experts” in Registration Statement No. 333-155755.

By:	/s/ LEE KEELING AND ASSOCIATES, INC.
Lee Keeling and Associates, Inc.

Tulsa, Oklahoma

July 14, 2009